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                                                                    EXHIBIT 99.9

December 22, 2004

United Service Technologies Limited
9 Columbus Center
Pelican Drive, Road Town
Tortola
British Virgin Islands

Bear, Stearns International Limited
One Canada Square
London E14 5AD
England

Reference Number: NY33558

Dear Sir or Madam,

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the transaction specified below entered into between us on the Trade Date (as defined below) (the "TRANSACTION"). This Confirmation shall constitute the "Confirmation" as referred to in the Agreement (as defined below).

In this Confirmation, "BSIL" means Bear, Stearns International Limited, "COUNTERPARTY" means United Service Technologies Limited, and its successors, assigns and permitted transferees ("UNISERV"). On and after the time of effectiveness of the Novation Agreement (as defined in the Amended and Restated Credit Agreement dated as of December 16, 2004 (the "CREDIT AGREEMENT")) on the Novation Date (as defined in the Credit Agreement), "Counterparty" will mean the SPV (as defined in the Credit Agreement), and on and after that time, Uniserv shall have been released from certain Claims (as defined in the Novation Agreement).

1. The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "2002 DEFINITIONS"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern. In the event of any inconsistency in the defined terms in this Confirmation and the Credit Agreement, the Credit Agreement shall govern. Each Transaction shall be deemed to be a Share Option Transaction or a Share Forward Transaction, within the meaning set forth in the 2002 Definitions.

      This Confirmation shall supplement, form a part of and be subject to an agreement (the "AGREEMENT") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA FORM"), as published by ISDA, as if BSIL and Counterparty had executed the ISDA Form (without any Schedule or Annex thereto and without reference to the 2002 Master Agreement Protocol) on the date hereof. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a binding agreement between you and us as to the terms of the Transaction relating to each Tranche and shall replace any previous agreement between us with respect to the subject matter hereof. This Confirmation shall be deemed to supplement, form part of and be subject to the same, single Agreement.

      If there exists any ISDA Master Agreement between BSIL and Counterparty or any confirmation or other agreement between BSIL and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between BSIL and Counterparty, then notwithstanding

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      anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which BSIL and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing (or deemed to exist) ISDA Master Agreement.

      The Transaction shall consist of a number of tranches (each, a "TRANCHE") as set forth herein and each such Tranche shall, for purposes of determining the payments and deliveries under this Confirmation, constitute a Transaction. Each Tranche will further consist of individual components (each a "COMPONENT" and together the "COMPONENTS"), each with the terms and conditions as set forth in this Confirmation. The payments and deliveries to be made upon settlement of each Tranche shall be determined separately for each Component of each Tranche as if such Component were a separate Transaction (but each Component shall not be deemed a separate transaction for any other purpose). Each particular Component of each Tranche shall consist of (i) a Share Forward Transaction and (ii) Share Option Transactions that constitute a Collar (as defined below), and the terms of such Share Forward Transaction and Collar are set forth below. In addition, any Potential Adjustment Event or Spin-off (each as defined below) and the application of the consequences of any Extraordinary Event shall be determined separately for each Tranche, as if each Tranche were a separate Transaction and as if the Transaction were a Share Forward Transaction; provided that, for the avoidance of doubt, for purposes of determining any Cancellation Amount or amounts due on an Early Termination Date all Components of each Tranche shall be considered as one Share Forward Transaction. Notwithstanding anything to the contrary herein, the Collar and the Share Forward Transaction that together constitute a Tranche shall constitute a single, inseparable transaction.

2. The terms of each Tranche are as follows. For purposes of this Confirmation, the words and expressions in the first column have the meanings stated opposite them in the second column:

      (a)  General Terms:

           Trade Date:                 December 22, 2004.  Notwithstanding the
                                       foregoing, the obligations of the parties under this Confirmation are subject to the condition that all the conditions in
                                       Section 4.01 of the 5-year Credit
                                       Agreement (as defined in the Credit
                                       Agreement) have been satisfied.

           Option Style:               In respect of any Collar, European

           Option Type:                A combination of a Put and a Call (a
                                       "COLLAR")

           Put Seller (Call Buyer):    BSIL

           Call Seller (Put Buyer):    Counterparty

           Forward Seller:             Counterparty

           Forward Buyer:              BSIL

           Prepayment:                 In respect of any Share Forward
                                       Transaction, not applicable

           Variable Obligation:        In respect of any Share Forward
                                       Transaction, not applicable

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           Shares:                     Ordinary shares, no par value per share,
                                       of UTi Worldwide Inc., an international
                                       business company incorporated under the
                                       laws of the British Virgin Islands (the
                                       "ISSUER") (Exchange symbol: UTIW).

           Number of Tranches:         3

           Number of Options:          In respect of any Collar, 3,806,500 in
                                       the aggregate with respect to the
                                       Transaction.  The Number of Options for
                                       each Tranche shall be as set forth below:

                                       Tranche No. 1  1,268,833 options
                                       Tranche No. 2  1,268,833 options
                                       Tranche No. 3  1,268,834 options

                                       With respect to any Component of each
                                       Tranche, the Number of Options for such
                                       Component shall be as set forth in Annex
                                       C attached hereto.

           Number of Shares:           In respect of any Share Forward
                                       Transaction, the Number of Shares for
                                       each Tranche and each Component of each
                                       Tranche shall be equal to the Number of
                                       Options for such Tranche and such
                                       Component of such Tranche, respectively.

           Number of Components:       30 per Tranche, as set forth in Annex C
                                       attached hereto.

           Initial Price:              USD 65.00 per Share, the public offering
                                       price per Share at which the Underwriters
                                       (as defined below) in the Underwriting
                                       Agreement (as defined below) sell Shares constituting the Initial Short, pursuant to such Underwriting Agreement.

           Call Strike Price:          USD 78.00 per Share, which is 120% of the
                                       Initial Price.

           Put Strike Price:           USD 65.00 per Share, which is 100% of the
                                       Initial Price.

           Initial Hedge:              On or prior to the date of execution of
                                       this Confirmation, BSIL (or an affiliate of BSIL) shall establish BSIL's initial delta hedge of the price and market risk under this Confirmation by short selling in an underwritten public offering (the
                                       "INITIAL SHORT"), subject to the terms
                                       and conditions in an underwriting
                                       agreement to be entered into among the
                                       Issuer, Counterparty and the underwriters named therein (the "UNDERWRITERS") relating to this Confirmation (the
                                       "UNDERWRITING AGREEMENT"), a number of
                                       Shares equal to 2,896,325 (as such number may increase up to 3,330,600 pursuant to "Option to Increase the Number of Options and the Number of Shares"

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                                       below) pursuant to an effective
                                       Registration Statement provided by the
                                       Issuer. Following consummation of the
                                       Initial Short, BSIL (or an affiliate of
                                       BSIL) shall short sell in accordance with the Underwriting Agreement, the Registration Rights Agreement and such effective Registration Statement and repurchase a number of Shares equal to 413,675, which is the aggregate Number of Options (as such number may increase up to 475,900 pursuant to "Option to Increase the Number of Options and the Number of Shares" below) less the Initial Short. BSIL shall use commercially reasonable efforts to complete the short sales (the "ADDITIONAL SHORT") contemplated by the second sentence of this section as promptly as practicable, subject to the Issuer's performance of its obligations pursuant to the Registration Rights Agreement. Following the close of business on the Trade Date, BSIL shall notify Counterparty of the number of Shares sold as part of the Additional Short and shall further notify Counterparty upon completion of the:
                                       Additional Short.

           Exchange:                   The National Association of Securities
                                       Dealers Automated Quotation National
                                       Market System

           Related Exchange(s):        All Exchanges

           Options to Increase the     If, pursuant to the Underwriting
           Number of Options and the   Agreement, the Underwriters exercise
           Number of Shares:           their option to purchase Optional
                                       Securities (as defined in the
                                       Underwriting Agreement), then, effective as of the date of such option closing
                                       (the "OPTION CLOSING DATE"), the
                                       aggregate Number of Options in respect of the Collar and the aggregate Number of Shares in respect of the Share Forward
                                       Transaction for all Tranches and all
                                       Components of all such Tranches shall be increased by the number of Optional
                                       Securities to be purchased and the
                                       corresponding increase to the number of
                                       Additional Securities as set forth in the Underwriting Agreement, and the Number of Options and Number of Shares, as applicable, for each Tranche and each Component of such Tranche shall be proportionally increased (rounded on the same basis in determining the Number of Options for each such Component as set forth under "Number of Options" above).
                                       Each of the parties to this Confirmation hereby acknowledges that the Underwriters have exercised in full their option to purchase Optional Securities and that the Option Closing Date shall be December 22,
                                       2004.

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      (b)  Procedures for
           Exercise/Valuation:

           Scheduled Maturity Date     For each Tranche, the date as set forth
           for Each Tranche:           below:

                                       Tranche No. 1  July 16, 2007
                                       Tranche No. 2  January 16, 2008
                                       Tranche No. 3  July 15, 2008

           Expiration Dates or         As applicable, in respect of each
           Valuation Dates:            Component of each Tranche of the Collar
                                       and the Share Forward Transaction, a date as set forth in Annex C attached hereto, to be one of a number of consecutive
                                       Scheduled Trading Days equal to the
                                       Number of Components for such Tranche,
                                       starting on the First Expiration Date or First Valuation Date relating to such Tranche, as applicable; provided that if that date is a Disrupted Day, the Expiration Date or Valuation Date, as applicable, for such Component shall be the first succeeding Scheduled Trading
                                       Day that is not a Disrupted Day and that is not or is not deemed to be an Expiration Date or Valuation Date, as applicable, in respect of any other
                                       Component under the Transaction; and
                                       provided further that if the Expiration
                                       Date or Valuation Date, as applicable,
                                       for any Component has not occurred
                                       pursuant to the preceding proviso as of
                                       the eighth Scheduled Trading Day
                                       following the last scheduled Expiration
                                       Date for such Component of such Tranche, that eighth Scheduled Trading Day shall be the Expiration Date or Valuation Date, as applicable, for such Component
                                       (irrespective of whether such day is an
                                       Expiration Date or Valuation Date as
                                       applicable, in respect of any other
                                       Component) and the Calculation Agent
                                       shall determine its good faith estimate
                                       of the value for the Shares as of the
                                       Valuation Time on that eighth Scheduled
                                       Trading Day.  Notwithstanding the
                                       foregoing and anything to the contrary in the 2002 Definitions, if a Market
                                       Disruption Event occurs on any Expiration
                                       Date or Valuation Date, as applicable,
                                       the Calculation Agent may determine that such Expiration Date or Valuation Date, as applicable, is a Disrupted Day only in part, in which case the Calculation Agent shall make reasonable and appropriate adjustments to the Number of Options or the Number of Shares, as applicable, for the relevant Component for which such day shall be the Expiration Date or Valuation
                                       Date, as applicable, and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date or Valuation Date, as applicable, for the remaining Options and Shares

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                                       for such Component. Such determination
                                       and adjustments will be based on, among
                                       other factors, the duration of any Market
                                       Disruption Event and the volume,
                                       historical trading patterns and price of the Shares.

           First Expiration Date or    The date 30 Scheduled Trading Days
           First Valuation Date:       immediately prior to and including the
                                       Scheduled Maturity Date.

           Settlement Date:            For each Component of each Tranche, the
                                       date that is one Settlement Cycle
                                       following the Valuation Date of the final
                                       Component of such Tranche; provided that, and for the avoidance of doubt, the Cash
                                       Settlement Payment Date in respect of a
                                       Cash Settlement of each Component of each Tranche, shall be as set forth in Section
                                       8.8 of the 2002 Definitions with respect to the Valuation Date for such Component.

           Market Disruption Event:    Section 6.3(a) of the 2002 Definitions is
                                       hereby amended by replacing clause (ii)
                                       thereof in its entirety with the
                                       following: "(ii) an Exchange Disruption, or" and inserting immediately following clause (iii) thereof the following: "; in each case that the Calculation Agent determines is material."

           Automatic Exercise:         In respect of any Collar, Applicable;
                                       provided that "IN-THE-MONEY" means (A)
                                       the Relevant Price is less than the Put
                                       Strike Price or (B) the Relevant Price is more than the Call Strike Price.

      (c)  Valuation:

           Relevant Price:             VWAP Price

           VWAP Price:                 On any day, the "Volume Weighted Average
                                       Price" per Share on such day, as
                                       displayed on Bloomberg Page "UTIW UQ
                                       <EQUITY> AQR" (or any successor thereto)
                                       for the Issuer with respect to the period from 9:30 a.m. to 4:00 p.m. (New York
                                       City time) on such day, as determined by the Calculation Agent.

           Forward Price:              In respect of any Share Forward
                                       Transaction, for any Component of any
                                       Tranche, the Relevant Price on the
                                       Valuation Date for such Component.

           Number of Shares to be      Solely with respect to any Share Forward
           Delivered:                  Transaction, including each Component of
                                       each Tranche of such Forward Transaction, notwithstanding anything to the contrary herein or in Section 9.5(b) of the 2002
                                       Definitions, the

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                                       Number of Shares to be Delivered for such
                                       Component shall be: (i) if the Relevant
                                       Price is less than the Put Strike Price
                                       for such Tranche or greater than the Call
                                       Strike Price for such Tranche, zero and
                                       (ii) otherwise, a number equal to:

              Put Strike Price
    ---------------------------------  x  Number of Shares for such Component
    Relevant Price for such Component

      (d)  Settlement Terms:

           Settlement Method           Applicable for any Tranche, subject to
           Election:                   Cash Settlement below; provided that the
                                       Settlement Method Election shall apply to all Components of such Tranche.

           Default Settlement Method:  Physical Settlement

           Electing Party:             Counterparty

           Settlement Method           For any Tranche, the date that is 10
           Election Date:              Scheduled Trading Days prior to the First
                                       Expiration Date or First Valuation Date, as applicable, for such Tranche.

           Settlement Currency:        USD

           Cash Settlement:            For Cash Settlement of any Tranche, the
                                       amount due upon cash settlement (the
                                       "CASH SETTLEMENT AMOUNT") for each
                                       Component of such Tranche shall be, in
                                       respect of the Collar, the Option Cash
                                       Settlement Amount for the Put Option or
                                       Call Option, as applicable and, in
                                       respect of the Share Forward Transaction, zero.

                                       If Cash Settlement in respect of any
                                       Component of any Tranche is applicable:

                                           (i) on the Exchange Business Day
                                           immediately preceding the First
                                           Expiration Date for such Tranche,
                                           Counterparty shall deliver to BSIL in
                                           pledge pursuant to the Pledge
                                           Agreement (as defined below) Eligible
                                           Collateral (as defined in the Pledge
                                           Agreement) in an amount equal to the
                                           Principal Amount at Maturity of the
                                           related Tranche Loan (as defined in
                                           the Credit Agreement) for such
                                           Tranche;

                                           (ii) on the Exchange Business Day
                                           immediately preceding the Valuation
                                           Date for such Component of such
                                           Tranche (the "PRELIMINARY CASH
                                           SETTLEMENT DATE"), Counterparty shall
                                           pay to BSIL an amount equal to the
                                           110% of the Option Cash Settlement
                                           Amount in respect of the Call

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                                           Option (if any) as if such
                                           Preliminary Cash Settlement Date were
                                           the Valuation Date for such
                                           Component; and

                                           (iii) if the Relevant Price on such
                                           Preliminary Cash Settlement Date is
                                           less than the Call Strike Price, but
                                           equal to or greater than 97% of the
                                           Call Strike Price, Counterparty shall
                                           pay to BSIL on such Preliminary Cash
                                           Settlement Date an amount equal to
                                           110% of the product of the difference
                                           between the Call Strike Price and the
                                           Relevant Price, times the Number of
                                           Options (such amount, together with
                                           any amount set forth in clause (ii)
                                           above, the "PRELIMINARY OPTION CASH
                                           SETTLEMENT AMOUNT").

                                       If the Option Cash Settlement Amount due on the Cash Settlement Payment Date for such Component exceeds the Preliminary Option Cash Settlement Amount for such Component, Counterparty shall pay to BSIL the amount of such excess on such Cash Settlement Payment Date (in addition to any other amounts required by clause (ii) or (iii) above if such Cash Settlement Payment Date is also a Preliminary Cash Settlement Date for any following Component). If the Preliminary Option Cash Settlement Amount for such Component exceeds the Option Cash Settlement Amount for such Component, BSIL shall pay to Counterparty the amount of such excess on such Cash Settlement Payment Date.

                                       If Counterparty fails to make the
                                       payments and deliveries required in
                                       clause (i), (ii) or (iii) above (other
                                       than, for the avoidance of doubt, the
                                       obligation to pay any excess of the
                                       Option Cash Settlement Amount over the
                                       Preliminary Cash Settlement Amount),
                                       then, notwithstanding any Settlement
                                       Method Election to the contrary, Physical
                                       Settlement shall apply in respect of all remaining Components.

      (e)  Excess Dividend Amount:     With respect to any Share Forward
                                       Transaction and for the avoidance of
                                       doubt, all references to the Excess
                                       Dividend Amount shall be deleted from
                                       Section 8.4(b) and 9.2(a)(iii) of the
                                       2002 Definitions.

      (f)  Dividends:

           Extraordinary Dividend:     Any dividend or distribution on the
                                       Shares (other than any dividend or
                                       distribution of the type described in
                                       Section

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                                       11.2(e)(i) or Section 11.2(e)(ii)(A) or
                                       (B) of the 2002 Definitions) the amount
                                       or value of which differs in amount from the Ordinary Dividend Amount for such dividend or distribution, as determined by the Calculation Agent.

           Ordinary Dividend Amount:   USD 0.00

           Payment Obligation in       In the event of any Extraordinary
           Respect of Extraordinary    Dividend, Counterparty shall make a cash
           Dividends:                  payment to BSIL, on the date such
                                       Extraordinary Dividend is paid to holders of Shares, in an amount equal to the product of (i) the aggregate Number of Options for all Tranches on the ex-dividend date on the Exchange for such Extraordinary Dividend and (ii) the excess, if any, of the per Share amount or value of such Extraordinary Dividend over the Ordinary Dividend Amount for such Extraordinary Dividend, as determined by the Calculation Agent.

      (g)  Share Adjustments:

           Potential Adjustment        If an event occurs that constitutes both
           Events:                     a Potential Adjustment Event under
                                       Section 11.2(e)(ii)(C) of the 2002
                                       Definitions and a Spin-off as described
                                       below, it shall be treated hereunder as a Spin-off and not as a Potential
                                       Adjustment Event.

           Method of Adjustment:       Calculation Agent Adjustment

           Spin-off:                   A distribution of New Shares or a
                                       reclassification of Shares into such
                                       Shares and New Shares (in each case, the "SPIN-OFF SHARES") in respect of a subsidiary or business unit of the Issuer
                                       (the "SPIN-OFF ISSUER") to holders of the Shares (the "ORIGINAL SHARES"). Solely with respect to a Spin-off, "New Shares" shall have the meaning provided in
                                       Section 12.1(i) of the 2002 Definitions
                                       except that the phrase immediately
                                       preceding clause (i) thereof shall be
                                       replaced by the following: "'New Shares' means ordinary or common shares of the Spin-off Issuer that are, or that as of the ex-dividend date of such Spin-off are scheduled promptly to be,".

           Consequences of Spin-offs:  As of the ex-dividend date on the
                                       Exchange of a Spin-off, at the election
                                       of BSIL, either (i) (A) "Shares" shall
                                       mean the Original Shares and the Spin-off
                                       Shares; (B) the Transaction (and each
                                       Collar and Share Forward Transaction of
                                       such Transaction) shall continue but as a Share Basket Transaction with a Number of Baskets equal to the Number of Options and the Number of Shares, as applicable, prior to such Spin-off, and each Basket shall consist of one Original Share and a number of

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                                       Spin-off Shares that a holder of one
                                       Original Share would have been entitled
                                       to receive in such Spin-off; and (C) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such Spin-off, which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange; or (ii) (A) the Transaction (and each Collar and Share Forward Transaction of such Transaction) shall continue with respect to the Shares and the parties hereto, shall be deemed to have entered into a separate transaction on the Spin-off Shares (the "DEEMED TRANSACTION") relating to, in the aggregate, a number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off, multiplied by the Number of Options, and (B) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of the Transaction and such Deemed Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such Spin-off, which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of the Transaction or Deemed Transaction, as applicable, in accordance with the immediately preceding sentence. Notwithstanding the foregoing, (i) if the Calculation Agent determines that any adjustments to the Transaction or Deemed Transaction in accordance with this paragraph would not produce a commercially reasonable result, or would not preserve the economics of the Transaction to the parties, BSIL, at its election, shall either terminate the Transaction as if (x) such Spin-Off were an Extraordinary Event to which Cancellation and Payment (Calculation Agent Determination) applies and (y) the announcement date for the Spin-off were the date of such Extraordinary Event or
                                       (ii) continue the Transaction but only on the Shares or Spin-off Shares, as it shall elect, and the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such Spin-off, which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange.

      (h)  Extraordinary Events:

           (i)   Merger                For the avoidance of doubt, the
                                       definition of Merger Event in 12.1(b)
                                       shall not include a merger, amalgamation or consolidation of Counterparty and any of its affiliates (as defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT")) without regard to the definition of Affiliate hereunder) so long as such transaction would not result in an Event of Default under the Credit Agreement.

           (ii)  Consequences
                 of Merger Events:

                 Share-for-Share:      Modified Calculation Agent Adjustment

                 Share-for-Other:      Cancellation and Payment (Calculation
                                       Agent Determination)

                 Share-for-Combined:   Modified Calculation Agent Adjustment

           (iii) Tender Offer:         Applicable; provided that the definition
                                       of "Tender Offer" in Section 12.1(d) is
                                       amended to replace the phrase "greater
                                       than 10% and less than 100% of the
                                       outstanding voting shares of the Issuer" with "greater than 15% and less than 100% of the outstanding shares of the Issuer" and making corresponding changes to the terms.

                 Share-for-Share:      Modified Calculation Agent Adjustment

                 Share-for-Other:      Modified Calculation Agent Adjustment

                 Share-for-Combined:   Modified Calculation Agent Adjustment

           (iv)  Nationalization,      Cancellation and Payment (Calculation
                 Insolvency or         Agent Determination)
                 Delisting:

           (v)   Additional Disruption
                 Events:

                 Change in Law:        Applicable (Determining Party: BSIL);
                                       provided that if such change in law
                                       results in a DRL Event (as defined in the Credit Agreement) but no other event that would result in a Change in Law, then it shall not be a Change in Law.
                                       Notwithstanding

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                                       anything to the contrary herein or in any
                                       other Financing Documents, Counterparty
                                       shall use its reasonable efforts to cure such DRL Event at the expense of BSIL to the extent reasonably possible unless the consequences of taking any actions related to such cure or such cure would be materially adverse to Uniserv. Without limiting the foregoing, on and after the Novation Date, it is understood and agreed that in Uniserv's reasonable judgment, such action or cure may be deemed to be materially adverse to Uniserv if it would (i) be materially adverse to SPV and (ii) increase the scope of the Obligations that may constitute Guaranteed Obligations (as defined in the Guarantee).

                 Failure to Deliver:   Not Applicable

                 Insolvency Filing:    Applicable (Determining Party: BSIL)

                 Hedging Disruption:   Not Applicable

                 Increased Cost of     Not Applicable
                 Hedging:

                 Loss of Stock Borrow: Not Applicable

                 Increased Cost of     Not Applicable
                 Stock Borrow:

      (i)  Certain Acknowledgments:

           Non-Reliance:               Applicable

           Agreements and              Applicable
           Acknowledgments Regarding
           Hedging Activities:

           Additional                  Applicable
           Acknowledgments:

      (j)  Other:

           Credit Support Documents:   (i) The Pledge Agreement dated as of
                                       December 22, 2004 between Counterparty
                                       and BSIL (the "PLEDGE AGREEMENT");

                                       (ii) The Guarantee dated as of the
                                       Novation Date (as defined in the Credit
                                       Agreement) among Uniserv, as guarantor,
                                       SPV, as obligor, and BSIL, as beneficiary
                                       (the "GUARANTEE");

                                       (iii) The Pledge Agreement dated as of
                                       the Novation Date between Uniserv and
                                       BSIL; and

                                       (iv) The Deed of Debenture dated as of
                                       December

                                       23, 2004 between SPV and BSIL (the
                                       "DEBENTURE")

                                       shall each be a Credit Support Document
                                       under the Agreement with respect to which Counterparty is the sole Credit Support Provider. For purposes of determining an Event of Default or a similar event, howsoever described, under the Credit Support Documents, any event or transaction that causes a DRL Event shall not result in an Event of Default or a similar event, howsoever described.

           Credit Support Provider:    Counterparty

           Account Details:

                 Payments to BSIL:     To be advised under separate cover prior
                                       to the Trade Date

                 Payments to           The Collateral Account (as defined in the
                 Counterparty:         Pledge Agreement)

                 Delivery of Shares
                 to BSIL:              DTC#: 352
                                       Account#: 353-04164-1-5
                                       Account Name: United Service
                                                     Technologies Limited

           Calculation Agent:          BSIL. The Calculation Agent will have no
                                       responsibility for good faith errors or
                                       omissions in any determination under the Transaction.

      3.    Other Provisions:

(a)   HEDGING DISRUPTIONS:

      If at any time BSIL (or an affiliate of BSIL) is unable to (i) (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction in Shares it deems necessary to hedge the equity price and market risk of entering into and performing its obligations with respect to the Transaction or (B) realize, recover, or remit the proceeds of any such transaction or (ii) borrow from any party reasonably satisfactory to BSIL (or maintain a borrowing of or any such party notifies BSIL that it will terminate such borrowing) Shares with respect to the Transaction in an amount equal to a number of Shares that BSIL reasonably deems necessary to hedge the equity and market price risk of entering into and performing its obligations with respect to the Transaction (but in no event in an amount greater than the aggregate Number of Options for all Tranches under this Confirmation) at a cost (inclusive of any tax, duty, expense or fee) equal to or less than 40 basis points per annum as calculated by the Calculation Agent (each such event, a "HEDGING DISRUPTION EVENT"), then, upon notice of the occurrence of such Hedging Disruption Event by BSIL to Counterparty and on and after the Novation Date, Counterparty and Uniserv (but in no event later than the Exchange Business Day immediately following such notice), Counterparty and on and after the Novation Date, Counterparty or Uniserv shall either:

            (i) lend, or cause to be lent, Shares to BSIL (on an uncollateralized basis and at a cost as calculated by the Calculation Agent to BSIL of no more than 40 basis points per annum) in an amount as BSIL may require (but not to exceed the aggregate Number of Options, as such number may be adjusted pursuant to the terms and conditions of this Confirmation, for all Tranches under this Confirmation); provided that:

                  (A) any such loan shall be on a term basis, terminating on the final Settlement Date for the final Tranche hereunder, or at such earlier time as BSIL shall determine;

                  (B) if (x) BSIL no longer requires such Shares or any portion of such Shares in hedging the Transaction, (y) the return of such Shares or such other portion to Counterparty would, in the opinion of BSIL and its counsel, cause such Shares or such portion (or any other Shares in an amount equal to such Shares or such portion) to become, upon settlement of the Transaction, "restricted securities" within the meaning of Rule 144 under the Securities Act and (z) BSIL keeps the loan of such Shares or such portion outstanding, then Counterparty shall pay monthly to BSIL, in immediately available funds in USD, all expenses, fees costs or rebates of stock lender's fees (including any regulatory charges, costs of funding or other internal costs or charges) associated with the loan of such Shares or such portion that BSIL keeps outstanding; and

                  (C) any Shares to be loaned by Counterparty shall be in book-entry form and freely tradable without any Transfer Restrictions (as defined in the Pledge Agreement) so long as they are transferred in compliance with the position taken by the staff of the Securities and Exchange Commission in the Goldman, Sachs & Co. interpretive letter dated October 9, 2003; or

            (ii) pay to BSIL upon demand, in immediately available funds in USD, the costs (inclusive of any tax, duty, expense or fee) of borrowing (or maintain a borrowing of) Shares, in an amount BSIL reasonably deems desirable from time to time, from any party reasonably satisfactory to BSIL to hedge the equity price and market risk of entering into and performing its obligations with respect to the Transaction in excess of 40 basis points per annum as calculated by the Calculation Agent; provided that (i) BSIL provides a reasonably detailed calculation and invoice for such amount and (ii) BSIL is actually able to borrow or maintain a borrowing of Shares.

      The failure to deliver any Shares or pay any such amount when due shall constitute an immediate Event of Default with respect to Counterparty.

(b)   TERMINATION BY COUNTERPARTY:

      Counterparty shall pay to BSIL on the Trade Date an amount in immediately available funds in USD equal to 3% of the Put Strike Price multiplied by the aggregate Number of Options for all Tranches hereunder (the "SUPPLEMENTAL FEE"); provided that in lieu of such payment on the Trade Date, Counterparty and BSIL agree that the Supplemental Fee may be netted against the obligation of BSIL to make Loans under the Credit Agreement on the Closing Date (as defined in the Credit Agreement) and the Loans made thereunder on the Closing Date shall be reduced by such Supplemental Fee. So long as (i) no Event of Default (as defined in the Credit Agreement) shall have occurred or is continuing and (ii) either (a) BSIL, or an affiliate of BSIL, shall have consummated the Additional Short or (b) the Issuer shall have satisfied all its obligations under the Registration Rights Agreement between itself and Counterparty dated as of November 23, 2004, as amended by Amendment No. 1 to the Registration Rights Agreement dated as of December 17, 2004 (together, the "REGISTRATION RIGHTS AGREEMENT") (including the availability of the Registration Statement and Prospectus (each as defined in the Registration Rights Agreement) for at least 10 Trading Days (as defined in the Registration Rights Agreement) following the consummation of the Initial Short and (excluding such 10 Trading Day Period) at least 8 calendar weeks prior to any termination under this paragraph), Counterparty may terminate (the "EARLY UNWIND OPTION") the Transaction in whole, but not in part, on any date (the "EARLY UNWIND DATE") following the date that is 7 months from the Trade Date and prior to the date that is 15 months from the Trade Date, upon delivery of notice to BSIL at least 20 Exchange Business Days prior to the Early Unwind Date and delivery on the Early Unwind Date, without payment by BSIL therefor, of a number of Shares equal to 87.5% of the aggregate Number of Options for all Tranches under this Confirmation, rounded up to the nearest whole Share (the "EARLY UNWIND SHARES"). Any Early Unwind Shares shall be subject to the representation and agreement set forth in
      Section 9.11 of the 2002 Definitions (other than the Security Interests as defined in the Pledge Agreement). Upon delivery of the Early Unwind Shares, together with any other accrued and unpaid amounts under this Confirmation, Counterparty's and BSIL's obligations under the Transaction shall terminate without any further payment or delivery by either Counterparty or BSIL. For the avoidance of doubt, this clause (b) shall not apply, and Counterparty shall not have the right to terminate the Transaction, upon any Termination Payments as defined in clause (c) below. Notwithstanding anything to the contrary in this Confirmation, upon the exercise of the Early Unwind Option and the delivery of the Early Unwind Shares, together with any other accrued and unpaid amounts under this Confirmation, under no circumstances shall (i) such exercise or delivery or (ii) any action or event occurring subsequent to such exercise or delivery constitute a Termination Event, an Event of Default under the Credit Agreement or this Confirmation or any default or event of default or termination event under any Financing Document, howsoever described.

(c)   TERMINATION VALUATION AND SETTLEMENT IN SHARES:

      Notwithstanding anything to the contrary in the Agreement or the 2002 Definitions, and for the avoidance of doubt, any payments in respect of an Early Termination Date under the Agreement, or any Cancellation Amount under the 2002 Definitions (each, a "TERMINATION PAYMENT"), shall include BSIL's (or an affiliate of BSIL) actual costs of unwinding, adjusting or terminating all or any portion of BSIL's (or an affiliate of BSIL) hedge in respect of the Transaction and BSIL shall notify Counterparty of any such Termination Payment as soon as reasonably practicable following BSIL's incurrence of such costs. At Counterparty's election (as Counterparty shall notify BSIL no later than such Early Termination Date or the date following the cancellation or termination of the Transaction giving rise to the Cancellation Amount), Counterparty shall satisfy the Termination Payment by either (i) making the payments and deliveries set forth in clause (a) below (the "CASH TERMINATION OBLIGATION") or (ii) delivering Shares (the "SHARE DELIVERY OBLIGATION") as set forth in clause
      (b) below. Notwithstanding Section 6(d)(ii) of the Agreement or Section
      12.8 of the Equity Definitions, the payment date in respect of such Early Termination Date or Cancellation Amount to which a Cash Termination Obligation or Share Delivery Obligation applies shall be as set forth in clause (a) or clause (b) below, as applicable.

            (a) If Counterparty shall have elected the Cash Termination Obligation to satisfy the Termination Payment:

                  (i) on or prior to the date Counterparty elects the Cash
            Termination Obligation, it shall deliver to BSIL, in pledge pursuant to the Pledge Agreement, Eligible Collateral (as defined in the Pledge Agreement) in an amount equal to BSIL's reasonable estimate of such Termination Payment as of such date;

                  (ii) on each Exchange Business Day during the period
            commencing on the Early Termination Date or date of cancellation or termination of the Transaction giving rise to a Cancellation Amount until the determination of the Termination Payment (which, for the avoidance of doubt, shall be upon BSIL's (or an affiliate of BSIL) completion of its unwinding, adjusting or terminating its hedge in respect of the Transaction) (the "UNWIND PERIOD"), Counterparty shall deliver to BSIL, in pledge pursuant to the Pledge Agreement, additional Eligible Collateral in an amount as necessary such that the value of all Eligible Collateral delivered under clause (i) and this clause (ii) shall be equal to the Termination Payment as of such Exchange Business Day, as BSIL shall inform Counterparty; provided that if on any such Exchange Business Day BSIL has not informed Counterparty of any adjustments to the amount of the Termination Payment prevailing on or prior to the immediately preceding Exchange Business Day, then Counterparty shall have no obligations under this paragraph on such Exchange Business Day; and

                  (iii)promptly following the Unwind Period, BSIL shall inform
            Counterparty of the Termination Payment and Counterparty shall pay such Termination Payment in USD no later than the second Exchange Business Day thereafter.

            (b) If Counterparty shall have elected the Share Delivery Obligation to satisfy the Termination Payment, then on a date specified by BSIL, Counterparty shall deliver Shares in an amount equal to such Termination Payment divided by a price per Share reasonably determined by BSIL after taking into account its actual costs and Share purchase or sale prices on the Exchange in determining such Termination Payment. Notwithstanding the foregoing, the Shares deliverable under this clause (b) in satisfaction of Counterparty's Termination Payment shall not exceed the aggregate Number of Options for all Tranches hereunder, as such number may be adjusted pursuant to the terms and conditions of this Confirmation.

(d)   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF COUNTERPARTY AND UNISERV:

      Uniserv, as Counterparty, as of the date hereof, and SPV, as Counterparty, on the Novation Date, hereby represents and warrants to BSIL that:

      (i) Counterparty is an "eligible contract participant" as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

      (ii) Counterparty is not on the date hereof, in possession of any material non-public information regarding the Issuer.

      (iii) Counterparty is not and, after giving effect to the transactions contemplated to occur on the date of this Confirmation, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

      (iv) Counterparty is, and shall be as of the date of any payment or delivery by Counterparty hereunder, able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

      (v) Counterparty (A) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (B) has paid all material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority and required to have been paid by it as of the date hereof, except (x) taxes that are being contested in good faith, or
            (y) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the ability of the Counterparty to perform any of its obligations under the Agreement.

      (vi) Counterparty's holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to any Shares pledged pursuant to the terms and conditions of the Pledge Agreement commenced more than two years prior to the date thereof. Counterparty agrees that Counterparty has not (A) created or permitted to exist any Lien (as defined in the Pledge Agreement), other than the Permitted Security Interests (as defined in the Debenture), or any Transfer Restriction (as defined in the Pledge Agreement), other than the Existing Transfer Restrictions (as defined in the Pledge Agreement), upon or with respect to the Collateral (as defined in the Pledge Agreement), (B) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (C) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation, the Pledge Agreement and the Debenture) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Counterparty, BSIL and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control (as defined in the Pledge Agreement) in respect of any Collateral.

      (vii) Other than financing statements or other similar or equivalent documents or instruments with respect to the Permitted Security Interests (as defined in the Debenture), no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

      (viii) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged under the Pledge Agreement is and will be issued by an issuer incorporated under the laws of the British Virgin Islands, and will be uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States.

      (ix) No registration, recordation or filing with any governmental body, agency or official is required or necessary for the perfection or enforcement of the Security Interests (as defined in the Pledge Agreement), other than filing of financing statements in any appropriate jurisdiction and a notation on the register of mortgages, charges and encumbrances of Counterparty which shall be filed after the Novation Date with the Registry of Companies in the British Virgin Islands.

      (x) Counterparty has not performed and will not perform any acts that are reasonably likely to prevent BSIL from enforcing any of the terms of the Agreement, the Pledge Agreement or the Credit Agreement or that might limit BSIL in any such enforcement.

      (xi) The Location (as defined in the Pledge Agreement) of Counterparty is at the address set forth in Section 4(e)(i) of this Confirmation. The following is the mailing address, county and state of each chief executive office not at such Location maintained by Counterparty at any time during the past five years:

            Equity Trust (BVI) Limited
            PO Box 438
            Palm Grove House, Road Town
            Tortola
            British Virgin Islands.

      (xii) The representations and warranties made to the Underwriters in the Underwriting Agreement are true and correct as of the Trade Date.

(e)   ADDITIONAL TERMINATION EVENTS:

      (i) The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default for all Transactions hereunder, with respect to Counterparty.

      (i) Unless the Additional Short has been completed, it shall be an Additional Termination Event if, on or following the Committed Availability Date (as defined in the Registration Rights Agreement),
            (a) the Issuer shall not have satisfied all its obligations under the Registration Rights Agreement or (b) the Registration Statement or Prospectus (each as defined in the Registration Rights Agreement) shall not have been available, for any reason whatsoever, for the period of 10 Trading Days (as defined in the Registration Rights Agreement) following the consummation of the Initial Short and (excluding such 10 Trading Day Period) at least 8 calendar weeks prior to the Committed Availability Date.

(f)   U.S. PRIVATE PLACEMENT REPRESENTATIONS:

      Each of BSIL and Counterparty hereby represents and warrants to the other party as of the date hereof that:

    (i) It is an "accredited investor", as defined in Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction indefinitely.

    (ii) It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(g)   COVENANT OF COUNTERPARTY:

      Counterparty agrees that each of Counterparty and its affiliates will comply with all applicable disclosure or reporting requirements in respect of the Transaction, including, without limitation, any requirement imposed by Section 13 or Section 16 of the Exchange Act, if any.

(h)   COVENANTS OF BSIL:

    (i) BSIL agrees that none of the Share Collateral (as defined in the Pledge Agreement), the Affiliated Loaned Shares (as defined in the Underwriting Agreement) or the Shares delivered upon settlement of this Confirmation (or purchased in the open market in connection with cash settlement of this Confirmation) will be used to settle any offers or sales of Shares exceeding the Maximum Number of Shares (as defined in the Underwriting Agreement) in connection with its dynamic hedging activities relating to its exposure under this Confirmation ("DYNAMIC HEDGING SALES");

    (ii) BSIL agrees that the Share Collateral and the Shares delivered upon settlement of this Confirmation (or purchased in the open market in connection with cash settlement of this Confirmation) will only be used to close out open borrowings created in the course of the Dealer's (as defined in the Underwriting Agreement) hedging activities related to its exposure under this Confirmation; and

    (iii) BSIL agrees that the Dynamic Hedging Sales effected without delivering a prospectus will occur following the consummation of the offering of Offered Securities (as defined in the Underwriting Agreement) and the sales of Additional Securities (as defined in the Underwriting Agreement).

(i)   SECURITIES CONTRACT:

      The parties hereto acknowledge and agree that each of BSIL and the Custodian (as defined in the Pledge Agreement) is a "stockbroker" within the meaning of Section 101 (53A) of Title 11 of the United States Code (the "BANKRUPTCY CODE") and that the Custodian is acting as custodian for BSIL in connection with the Transaction and that BSIL is a "customer" of the Custodian within the meaning of Section 741(2) of the Bankruptcy Code. The parties hereto further recognize that the Transaction is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a "settlement payment" within the meaning of Section 741(8) of the Bankruptcy Code.

(j)   ASSIGNMENT:

      The rights and duties under this Confirmation may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld; provided that BSIL may assign or transfer any of its rights or duties hereunder to any Eligible Assignee (as defined in the Credit Agreement) without the prior written consent of Counterparty.

      Notwithstanding the foregoing or anything to the contrary in the Agreement or this Confirmation, the Confirmation (i) may be assumed, transferred or assigned by Counterparty without the prior written consent of the other parties hereto in connection with any consolidation, merger amalgamation, sale, conveyance or lease permitted by Section 7.01 of the Credit Agreement and (ii) may be novated pursuant to the Novation Agreement (as defined in the Credit Agreement) without the requirement of any additional consent.

(k)   NON-CONFIDENTIALITY:

      The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by BSIL and its affiliates to Uniserv relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of BSIL or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) BSIL does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

(l)   MATTERS RELATING TO BEAR, STEARNS INTERNATIONAL LIMITED:

    (i) The date and time of the Transaction evidenced hereby will be furnished by BSIL and Counterparty upon written request.

    (ii) Bear, Stearns International Limited is regulated by the Financial Services Authority and has entered into this Transaction as principal.

(m)   BENEFICIAL OWNERSHIP:

      Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall BSIL be entitled to receive any Shares if, upon such receipt of such Shares, its direct or indirect "beneficial ownership" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) would be equal to or greater than 9.9% or more of the outstanding Shares. In no event shall a failure by Counterparty to deliver Shares to BSIL as a result of the operation of this paragraph be deemed to be a Default (as defined in the Credit Agreement) or Termination Event.

4.    THE AGREEMENT IS FURTHER SUPPLEMENTED BY THE FOLLOWING PROVISIONS:

  (a)   Termination Provisions.

    (i) "SPECIFIED ENTITY" means in relation to BSIL, none, and in relation to Counterparty, none.

      (ii) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of the Agreement.

      (iii) The "CROSS DEFAULT" provision of Section 5(a)(vi) of the Agreement will not apply to BSIL and will apply to Counterparty.

             For the purpose of such provision:

             "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (A) in respect of borrowed money, or (B) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to the Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

             "THRESHOLD AMOUNT" means USD 25,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

      (iv) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will not apply to BSIL and will apply to Counterparty.

      (v) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) of the Agreement will not apply to BSIL and Counterparty.

      (vi) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

      (vii)  "TERMINATION CURRENCY" means United States Dollars.

      (viii) NETTING. The provisions of Section 2(c) of the Agreement shall apply, provided that (i) Section 2(c) shall be amended by deleting "and" at the end of clause (i) thereof and deleting clause (ii) thereof. For the avoidance of doubt, any amounts due under the Credit Agreement or any of the other Financing Documents (as defined in the Credit Agreement) shall be included in the netting provisions of Section 2(c) of the Agreement.

      (ix) SET-OFF. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Date, or any date which a Cancellation Amount shall be due (as defined in the 2002 Definitions), such Party ("PARTY X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation pursuant to the terms hereof and thereof, and to set off any obligation that Party X (other than, with respect to Counterparty, the Issuer) or any affiliate of Party X (other than, with respect to Counterparty, the Issuer) may have to the other party ("PARTY Y") hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation or any other agreement between Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) and Party Y, against any right Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation or any other agreement between Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) and Party Y. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

      (b)   TAX REPRESENTATIONS.

            (i) PAYER REPRESENTATION. For the purpose of Section 3(e) of the Agreement, BSIL shall make the following representation and Counterparty shall make the following representation:

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party contained in Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
                  Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in
                  Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

            (ii) PAYEE REPRESENTATIONS. For the purposes of Section 3(f) of the Agreement,

                  (A)   BSIL makes no representations;

                  (B) Counterparty makes the following representation: It is not a "United States person" as defined in Internal Revenue Code Section 7701(a)(30).

      (c) CERTAIN AMENDMENTS. Section 3 of the Agreement is hereby amended as follows:

            (i) Clause (a)(i) thereof is hereby restated in its entirety to read as follows: "STATUS. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;"

            (ii) Clause (a)(iii) thereof is hereby restated in its entirety to read as follows: "NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with (A) any law applicable to it, (B) any provision of its constitutional documents, (C) any order or judgment of any court or other agency of government applicable to it or any of its assets or (D) any contractual restriction binding on or affecting it or any of its assets, except in the case of clauses (C) and (D), to the extent such violation or conflict would not have a Material Adverse Effect (as defined in the Credit Agreement);"

            (iii) Clause (a)(iv) thereof is hereby modified with the addition, immediately before the semicolon, of the words: ", except to the extent the failure to have any such consent would not have a Material Adverse Effect";

      (d) AGREEMENTS TO DELIVER DOCUMENTS. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each of BSIL and Counterparty agrees to deliver the following documents, as applicable:

            (i) Counterparty shall deliver to BSIL, upon execution of this Confirmation, an opinion of each of Harney, Westwood, and Riegels and Webber Wentzel Bowens in the respective forms set forth in Annex A and Annex B hereto.

            (ii) The Counterparty shall have executed and delivered to BSIL upon execution of this Confirmation, the Pledge Agreement.

            (iii) Counterparty shall deliver to BSIL, upon execution of this
                  Confirmation and upon reasonable demand by BSIL thereafter, a properly completed Internal Revenue Service Form W-8BEN.

      (e)   MISCELLANEOUS:

            (i)   ADDRESSES FOR NOTICES.

                  For the purpose of Section 12(a) of the Agreement, send all notices or communications to:

                  Bear, Stearns International Limited
                  Address: One Metrotech Center North, Brooklyn, NY 11201
                  Attention: Derivatives Operation - 7th Floor
                  Facsimile No.: (212) 272-1634

                  Address: One Canada Square, London E14 5AD, England
                  Attention: Derivatives Middle Office
                  Facsimile No.: (212) 011-44-207-516-6805

                  With a copy to:

                  Address: 383 Madison Avenue, New York, NY 10179
                  Attention: Equity Derivatives-4th Floor
                  Facsimile No.: (212) 272-4022

                  For purposes of Sections 5 and 6 of the Agreement, a copy to:

                  Address: 383 Madison Avenue, New York, NY 10179

                  Attention: Derivatives Documentation - 35th Floor Facsimile No.: (212) 499-6886 and (212) 272-9857

                  Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement: Senior Legal Officer

                  Address for notices or communications to Counterparty prior to the Novation Date and Uniserv on and after the Novation Date:

                  Address:   United Service Technologies Limited
                             9 Columbus Center
                             Pelican Drive, Road Town
                             Tortola
                             British Virgin Islands
                  Attention: Damian McCann
                  Telephone No.: (27) 83 678 7642
                  Facsimile No.: (27) 83 457 2606

                  Address for notices or communications to SPV on and after the Novation Date:

                  Address:   Uniserv Securities Holdings Limited
                             Midocean Chambers
                             P.O. Box 805
                             Road Town, Tortola
                             British Virgin Islands
                  Attention: Damian McCann
                  Telephone No.: (27) 83 678 7642
                  Facsimile No.: (27) 83 457 2606

            (ii) GOVERNING LAW. THE AGREEMENT AND EACH CONFIRMATION THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, SECURED PARTY SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF SUCH OTHER JURISDICTION).

                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE AGREEMENT AND EACH CONFIRMATION THEREUNDER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THE AGREEMENT AND EACH CONFIRMATION THEREUNDER, EACH PARTY TO THIS CONFIRMATION CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS CONFIRMATION IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR

                  BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THE AGREEMENT AND EACH CONFIRMATION THEREUNDER OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS CONFIRMATION WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

            (iii) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS
                  CONFIRMATION HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE AGREEMENT AND EACH CONFIRMATION THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE AGREEMENT AND EACH CONFIRMATION THEREUNDER, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CONFIRMATION MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (iv) SERVICE OF PROCESS. With respect to the Agreement and each Confirmation thereunder and the Pledge Agreement, Counterparty irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Counterparty by the person serving the same to the address provided in Section 3(k)(iii) of this Confirmation, shall be deemed in every respect effective service of process upon Counterparty in any suit or proceeding. Counterparty further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the earlier of (a) 3.5 years from the date of the Credit Agreement or (b) the date of the termination of this Confirmation.

            (v) This Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, BSIL and their respective successors and assigns and no other person shall assert any rights as a third-party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and BSIL shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

            (vi) Any provision of this Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Counterparty and BSIL or, in the case of a waiver, by the party against whom the waiver is to be effective.

            (vii) This Confirmation may be executed in any number of
                  counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page to this Confirmation by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                           Yours faithfully,

                                           BEAR, STEARNS INTERNATIONAL LIMITED

                                           By: /s/ Kevin Robek
                                               _________________________________
                                               Name:
                                               Title:

Confirmed as of the date first written above:

UNITED SERVICE TECHNOLOGIES LIMITED

By:     /s/ Edward Southey
      ------------------------------------
      Name: Edward Southey
      Title: Director

                                                                         ANNEX A

                 FORM OF OPINION OF BVI COUNSEL FOR COUNTERPARTY

                                                                         ANNEX B

            FORM OF OPINION OF SOUTH AFRICAN COUNSEL FOR COUNTERPARTY

                                                                         ANNEX C

               SCHEDULE OF NUMBER OF OPTIONS AND EXPIRATION DATES

The Number of Options and the Expiration Date for each Component of each Tranche shall be as set forth below:

 TRANCHE NO. 1
 COMPONENT NO.               EXPIRATION DATE      NUMBER OF OPTIONS
----------------             ---------------      -----------------
Component No. 1               June 4, 2007              42,295
Component No. 2               June 5, 2007              42,295
Component No. 3               June 6, 2007              42,295
Component No. 4               June 7, 2007              42,295
Component No. 5               June 8, 2007              42,295
Component No. 6               June 11, 2007             42,295
Component No. 7               June 12, 2007             42,295
Component No. 8               June 13, 2007             42,295
Component No. 9               June 14, 2007             42,295
Component No. 10              June 15, 2007             42,295
Component No. 11              June 18, 2007             42,295
Component No. 12              June 19, 2007             42,295
Component No. 13              June 20, 2007             42,295
Component No. 14              June 21, 2007             42,295
Component No. 15              June 22, 2007             42,295
Component No. 16              June 25, 2007             42,295
Component No. 17              June 26, 2007             42,295
Component No. 18              June 27, 2007             42,295
Component No. 19              June 28, 2007             42,295
Component No. 20              June 29, 2007             42,295
Component No. 21              July 2, 2007              42,295
Component No. 22              July 3, 2007              42,295
Component No. 23              July 5, 2007              42,295
Component No. 24              July 6, 2007              42,295
Component No. 25              July 9, 2007              42,295
Component No. 26              July 10, 2007             42,295
Component No. 27              July 11, 2007             42,295
Component No. 28              July 12, 2007             42,295
Component No. 29              July 13, 2007             42,295
Component No. 30              July 16, 2007             42,278

 TRANCHE NO. 2
 COMPONENT NO.                 EXPIRATION DATE              NUMBER OF OPTIONS
----------------              -----------------             -----------------
Component No. 1               December 4, 2007                    42,295
Component No. 2               December 5, 2007                    42,295
Component No. 3               December 6, 2007                    42,295
Component No. 4               December 7, 2007                    42,295
Component No. 5               December 10, 2007                   42,295
Component No. 6               December 11, 2007                   42,295
Component No. 7               December 12, 2007                   42,295
Component No. 8               December 13, 2007                   42,295
Component No. 9               December 14, 2007                   42,295
Component No. 10              December 17, 2007                   42,295
Component No. 11              December 18, 2007                   42,295
Component No. 12              December 19, 2007                   42,295
Component No. 13              December 20, 2007                   42,295
Component No. 14              December 21, 2007                   42,295
Component No. 15              December 24, 2007                   42,295
Component No. 16              December 26, 2007                   42,295
Component No. 17              December 27, 2007                   42,295
Component No. 18              December 28, 2007                   42,295
Component No. 19              December 31, 2007                   42,295
Component No. 20              January 2, 2008                     42,295
Component No. 21              January 3, 2008                     42,295
Component No. 22              January 4, 2008                     42,295
Component No. 23              January 7, 2008                     42,295
Component No. 24              January 8, 2008                     42,295
Component No. 25              January 9, 2008                     42,295
Component No. 26              January 10, 2008                    42,295
Component No. 27              January 11, 2008                    42,295
Component No. 28              January 14, 2008                    42,295
Component No. 29              January 15, 2008                    42,295
Component No. 30              January 16, 2008                    42,278

 TRANCHE NO. 3
 COMPONENT NO.               EXPIRATION DATE                NUMBER OF OPTIONS
----------------             ---------------                -----------------
Component No. 1               June 3, 2008                        42,295
Component No. 2               June 4, 2008                        42,295
Component No. 3               June 5, 2008                        42,295
Component No. 4               June 6, 2008                        42,295
Component No. 5               June 9, 2008                        42,295
Component No. 6               June 10, 2008                       42,295
Component No. 7               June 11, 2008                       42,295
Component No. 8               June 12, 2008                       42,295
Component No. 9               June 13, 2008                       42,295
Component No. 10              June 16, 2008                       42,295
Component No. 11              June 17, 2008                       42,295
Component No. 12              June 18, 2008                       42,295
Component No. 13              June 19, 2008                       42,295
Component No. 14              June 20, 2008                       42,295
Component No. 15              June 23, 2008                       42,295
Component No. 16              June 24, 2008                       42,295
Component No. 17              June 25, 2008                       42,295
Component No. 18              June 26, 2008                       42,295
Component No. 19              June 27, 2008                       42,295
Component No. 20              June 30, 2008                       42,295
Component No. 21              July 1, 2008                        42,295
Component No. 22              July 2, 2008                        42,295
Component No. 23              July 3, 2008                        42,295
Component No. 24              July 7, 2008                        42,295
Component No. 25              July 8, 2008                        42,295
Component No. 26              July 9, 2008                        42,295
Component No. 27              July 10, 2008                       42,295
Component No. 28              July 11, 2008                       42,295
Component No. 29              July 14, 2008                       42,295
Component No. 30              July 15, 2008                       42,279